Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333–268176) of Rayonier Inc.,
2) Registration Statement (Form S-4 No. 333–114858) of Rayonier Inc.,
3) Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,
4) Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,
5) Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Investment and Savings Plan for Salaried Employees,
6) Registration Statement (Form S-8 No. 333–238097) pertaining to the Pope Resources 2005 Unit Incentive Plan, and
7) Registration Statement (Form S-8 No. 333–272044) pertaining to the 2023 Rayonier Incentive Stock Plan;

of our reports dated February 21, 2025, with respect to the consolidated financial statements and schedule of Rayonier Inc. and the effectiveness of internal control over financial reporting of Rayonier Inc. included in this Annual Report (Form 10-K) of Rayonier Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 21, 2025